SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 4, 2003

MidCarolina Financial Corporation

(Exact name of registrant as specified in its charter)

North Carolina		56-2006811
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3101 South Church Street

Burlington, North Carolina 28215

(Address of principal executive offices)

Registrant’s telephone number, including area code: (336) 538-1600

N/A

(Former name or former address, if changed since last report)

Item 5.	Other Events

James B. Crouch, a member of the Board of Directors of MidCarolina Financial Corporation (the “Registrant”) resigned from the Board of Directors effective October 31, 2003. Mr. Crouch also resigned from the Board of Directors of MidCarolina Bank, the Registrant’s wholly owned commercial bank subsidiary on the same date. There is no disagreement between Mr. Crouch and the Registrant on any matter relating to the Registrant’s operations, policies or practices; he resigned for personal reasons.

Item 7.	Financial Statements and Exhibits

(a) None.

(b) None.

(c) Exhibits:

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2003	MIDCAROLINA FINANCIAL CORPORATION By: /s/ Randolph J. Cary, Jr. Randolph J. Cary, Jr., President and Chief Executive Officer